SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2007

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2007, the Compensation Committee of the Board of Directors of Sunrise Telecom Incorporated (the “Company”) included Robert G. Heintz, the Company’s Vice President—Worldwide Sales and Marketing, in the Company’s Change of Control Severance Plan (the “Plan”), effective June 21, 2006, which provides designated employees of the Company with additional incentives to remain with the Company in the event of, and through the duration of, certain change of control events as defined under the Plan.

Under the terms of the Plan, if the employment of Mr. Heintz is terminated by the Company within four months prior to a change of control, or by the Company or the successor company within twelve months after a change of control, in each case by virtue of an involuntary termination other than for “cause” or a “voluntary termination for good reason” (as such terms are defined in the Plan), the Company or the successor company will provide him with severance benefits consisting of a lump sum payment equal to twelve months of his base salary in effect at the time of termination of employment less applicable withholdings and twelve months of reimbursement for payments for health coverage continuation. In order to receive such benefits, Mr. Heintz must execute a general release of claims.

The above summary of Mr. Heintz’s benefits under the Plan is qualified in its entirety by the actual terms and conditions of the Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Date	Exhibit Number	Filed Herewith
99.1	Change of Control Severance Plan, effective June 21, 2006.	8-K	June 26, 2006	10.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: December 5, 2007	By:	/s/ Kirk O. Williams
Kirk O. Williams Chief Legal and Compliance Officer

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Date	Exhibit Number	Filed Herewith
99.1	Change of Control Severance Plan, effective June 21, 2006.	8-K	June 26, 2006	10.01